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                                                                   EXHIBIT 23(d)



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of TUC Holding Company on Form S-4 of our report dated February 29, 1996 appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Joint Proxy Statement for Texas Utilities Company and ENSERCH Corporation and Prospectus for TUC Holding Company which is part of this Registration Statement.



DELOITTE & TOUCHE LLP
Dallas, Texas
September 20, 1996